Press Release For immediate release Jordan Krugman, Investor Relations Graham Galt, Media Relations 404-439-4605 404-439-3070

Invesco Reports Results for the Three Months Ended June 30, 2016

Continued strong, long-term investment performance
Long-term net inflows of $4.5 billion
Total shareholder return of capital of $318 million during the quarter
Operating margin of 25.3%; adjusted operating margin of 38.6%
Diluted EPS of $0.54; adjusted diluted EPS of $0.56

Atlanta, July 28, 2016 --- Invesco Ltd. (NYSE: IVZ) today reported financial results for the three months ended June 30, 2016.

“Strong investment performance and a continued focus on helping clients meet their investment objectives produced long-term net inflows of $4.5 billion for the quarter,” said Martin L. Flanagan, president and CEO of Invesco. “Invesco also returned total shareholder capital of $318 million during the quarter, and announced a second-quarter cash dividend of 28 cents. The solid results for the firm came in spite of increased volatility relating to the UK’s vote to leave the European Union.”

	Q2-16		Q1-16		Q2-16 vs. Q1-16	Q2-15		Q2-16 vs. Q2-15

U.S. GAAP Financial Measures
Operating revenues	$1,189.4	m	$1,148.7	m	3.5%	$1,318.1	m	(9.8)%
Operating income	$301.5	m	$274.4	m	9.9%	$364.0	m	(17.2)%
Operating margin	25.3%		23.9%			27.6%
Net income attributable to Invesco Ltd.	$225.5	m	$161.0	m	40.1%	$257.3	m	(12.4)%
Diluted EPS	$0.54		$0.38		42.1%	$0.60		(10.0)%

Adjusted Financial Measures(1)
Net revenues	$856.6	m	$818.1	m	4.7%	$936.6	m	(8.5)%
Adjusted operating income	$330.4	m	$307.1	m	7.6%	$390.2	m	(15.3)%
Adjusted operating margin	38.6%		37.5%			41.7%
Adjusted net income attributable to Invesco Ltd.	$233.0	m	$204.8	m	13.8%	$271.4	m	(14.1)%
Adjusted diluted EPS	$0.56		$0.49		14.3%	$0.63		(11.1)%

Assets Under Management
Ending AUM	$779.6	bn	$771.5	bn	1.0%	$803.6	bn	(3.0)%
Average AUM	$784.5	bn	$747.5	bn	4.9%	$810.9	bn	(3.3)%
(1) The adjusted financial measures are all non-GAAP financial measures. See the information on pages 8 and 9 for a reconciliation to their most directly comparable U.S. GAAP measures.

Assets Under Management

Total assets under management (AUM) at June 30, 2016, were $779.6 billion (March 31, 2016: $771.5 billion), an increase of $8.1 billion during the second quarter. Total net inflows were $2.7 billion for the second quarter, as detailed below:

Summary of net flows (in billions)	Q2-16	Q1-16	Q2-15
Active	$—	$0.5	$5.4
Passive	4.5	(1.8)	0.5
Long-term net flows	4.5	(1.3)	5.9
Invesco PowerShares QQQ	(3.8)	(2.6)	(0.3)
Money market	2.0	3.8	(2.6)
Total net flows	$2.7	($0.1)	$3.0

Net market gains led to increases of $10.7 billion in AUM during the second quarter, compared to market losses of $3.0 billion in the first quarter 2016. Foreign exchange rate movements led to a $7.7 billion decrease in AUM during the second quarter, compared to a $2.6 billion increase in the first quarter 2016. The acquisition of the controlling interest in our Indian asset management joint venture added $2.4 billion to AUM during the second quarter. Average AUM during the second quarter were $784.5 billion, compared to $747.5 billion for the first quarter 2016, an increase of 4.9%. Further analysis is included in the supplementary schedules to this release.

Operating Results

This section discusses the company's second quarter 2016 results, as compared to the first quarter 2016, and comments on significant items that have impacted the company's results as presented in accordance with U.S. GAAP.

Operating revenues increased $40.7 million (3.5%) to $1,189.4 million in the second quarter, from $1,148.7 million in the first quarter 2016. The change was primarily due to increased investment management fees. Foreign exchange rate changes increased second quarter operating revenues by $8.7 million compared to the first quarter 2016.

Investment management fees increased $33.1 million (3.6%) to $946.7 million in the second quarter, from $913.6 million in the first quarter 2016. The increase reflects the higher average AUM during the second quarter compared to the first quarter 2016. Foreign exchange rate changes increased second quarter management fees by $7.7 million when compared to first quarter 2016.

Service and distribution fees increased $5.7 million (2.9%) to $203.4 million in the second quarter, from $197.7 million in the first quarter 2016. The increase in service and distribution fees reflects the higher average AUM for products that receive these fees in the second quarter. Foreign exchange rate changes increased second quarter service and distribution fees by $0.5 million when compared to first quarter 2016.

Performance fees were $8.9 million in the second quarter, compared to $14.5 million in the first quarter 2016. The second quarter performance fees include $5.1 million generated from bank loan products. Foreign exchange rate changes increased second quarter performance fees by $0.1 million when compared to first quarter 2016.

Other revenues increased by $7.5 million (32.8%) to $30.4 million in the second quarter, compared to $22.9 million in the first quarter 2016, primarily due to increased transaction fees from real estate. Foreign exchange rate changes increased other revenues by $0.4 million in the second quarter when compared to the first quarter 2016.

Operating expenses increased $13.6 million (1.6%) to $887.9 million in the second quarter, from $874.3 million in the first quarter 2016. The increase in operating expenses includes a $6.1 million increase in general and administrative expenses recorded by consolidated investment products. Business optimization charges associated with our ongoing transformation initiative increased $3.5 million to $10.3 million in the second quarter of 2016, from $6.8 million in the first quarter 2016. Foreign exchange rate changes increased second quarter operating expenses by $6.4 million when compared to the first quarter 2016.

Third-party distribution, service and advisory expenses increased by $1.2 million (0.3%) to $348.4 million in the second quarter from $347.2 million in the first quarter 2016. Foreign exchange rate changes increased third-party distribution, service and advisory expenses by $2.3 million in the second quarter when compared to the first quarter 2016.

Employee compensation expenses increased by $5.9 million (1.7%) to $350.3 million in the second quarter, from $344.4 million in the first quarter 2016. Employee compensation in the second quarter includes an increase in sales commissions and other variable compensation costs, a full quarter of higher base salaries following the annual merit increases that were effective from March 1, and an increase in deferred compensation expenses for the awards granted in the first quarter. These increases were partly offset by reduced payroll taxes. Additionally the first quarter included $5.4 million in compensation costs associated with the Jemstep acquisition. Foreign exchange rate changes increased second quarter employee compensation expenses by $2.8 million when compared to the first quarter 2016.

Marketing expenses increased by $3.4 million (13.7%) to $28.3 million in the second quarter, from $24.9 million in the first quarter 2016 reflecting a seasonal increase in client events. Foreign exchange rate changes increased second quarter marketing expenses by $0.3 million when compared to the first quarter 2016.

Property, office and technology expenses increased $2.4 million (3.0%) to $82.3 million in the second quarter, from $79.9 million in the first quarter 2016, the increase reflecting higher technology costs. Foreign exchange rate changes increased second quarter property, office and technology expenses by $0.5 million when compared to the first quarter 2016.

General and administrative expenses increased $0.7 million (0.9%) to $78.6 million in the second quarter, from $77.9 million in the first quarter 2016. General and administrative expenses for the second quarter include a $6.1 million increase in expenses recorded by our consolidated investment products associated with product launch costs, a $10.9 million reduction in expenses pertaining to regulatory investigations as we recorded a settlement credit of $4.9 million in the second quarter (first quarter 2016: $6.0 million charge), and a $2.4 million increase in professional services fees associated with the business optimization initiative. Foreign exchange rate changes increased second quarter general and administrative expenses by $0.5 million when compared to the first quarter 2016.

Equity in earning of unconsolidated affiliates increased $16.8 million to $4.6 million in the second quarter from losses of $12.2 million in the first quarter 2016. The first quarter included a non-cash impairment charge of $17.8 million related to the investment in our Indian asset management joint venture. The charge related entirely to the devaluation of the Indian Rupee against the U.S. Dollar over the period since the 2013 purchase.

Non-operating other income and expenses in the second quarter also included a $37.9 million CIP gain attributable to market-driven gains of investments held by the consolidated funds. This compared to a first quarter 2016 CIP loss of $7.5 million.

Other gains and losses, net was a net loss in the second quarter of $4.2 million compared to a net loss of $4.7 million in the first quarter. The components and variances are included in the table below:

Summary of Other gains and losses, net (in millions)	Q2-16	Q1-16	Change
Investment gains/(losses)	0.4	(1.9)	$2.3
Market valuation gains/(losses) in deferred compensation plan investments	3.6	(1.7)	5.3
Market valuation gains/(losses) on acquisition-related contingent consideration	(15.1)	3.5	(18.6)
Market valuation gains/(losses) on foreign exchange hedge contract	6.6	2.5	4.1
Foreign exchange gains/(losses) on intercompany loans	0.3	(7.1)	7.4
	($4.2)	($4.7)	$0.5

The acquisition-related contingent consideration gains and losses relate to the investment management contracts acquired from Deutsche Bank in the first quarter of 2015.

The effective tax rate decreased to 26.1% for the second quarter, from 31.3% for the first quarter 2016. The impact of the inclusion of non-controlling interests in CIP decreased our effective tax rate by 1.0% for the second quarter, compared to an increase of 0.4% for the first quarter 2016. First quarter 2016 included a 2.2% rate increase as a result of the non-cash impairment charge related to the 49% investment in our Indian asset management company. Second quarter 2016 included a 0.5% rate decrease as a result of adjustments related to changes in the fair value of contingent consideration discussed above. The remainder of the rate movement for the second quarter 2016 was primarily due to changes in the mix of pre-tax income.

Capital Management

As of June 30, 2016, the company's cash and cash equivalents were $1,446.2 million, with long-term debt of $2,072.7 million. The credit facility balance was zero at both June 30, 2016 and March 31, 2016.

Dividends paid in the second quarter were $117.6 million. Today the company is announcing a second-quarter cash dividend of 28.0 cents. The dividend is payable on September 2, 2016, to shareholders of record at the close of business on August 18, 2016, with an ex-dividend date of August 16, 2016.

During the second quarter the company repurchased $200.0 million of its common shares on the open market, representing 7.4 million shares at a weighted average share price of $27.14. This amount includes $120.0 million, representing 4.7 million shares, out of the $150.0 million accelerated share repurchase agreement announced on June 30, 2016.

On July 22, 2016, the company's board of directors authorized an additional $1.5 billion for the share repurchase program with no stated expiration date.

Headcount

As of June 30, 2016, the company had 6,796 employees, compared to 6,552 employees as of March 31, 2016. The headcount increase is primarily attributable to our purchase of our Indian asset management company, as mentioned below.

Business Acquisitions

On April 5, 2016, the company increased its ownership in its Indian asset management company, previously our joint venture in India, from 49% to 100%.

# # #

Invesco is an independent investment management firm dedicated to delivering an investment experience that helps people get more out of life. NYSE: IVZ; www.invesco.com.

Members of the investment community and general public are invited to listen to the conference call today, July 28, 2016, at 9:00 a.m. ET by dialing one of the following numbers: 1-866-617-1526 for U.S. and Canadian callers or 1-210-795-0624 for international callers. An audio replay of the conference call will be available until Thursday, August 11, 2016 at 5:00 p.m. ET by calling 1-800-925-3886 for U.S. and Canadian callers or 1-203-369-3963 for international callers. A presentation highlighting the company's performance will be available during a live Webcast and on Invesco's Website at www.invesco.com.

# # #

This release, and comments made in the associated conference call today, may include “forward-looking statements.” Forward-looking statements include information concerning future results of our operations, expenses, earnings, liquidity, cash flow and capital expenditures, industry or market conditions, assets under management, geopolitical events and their potential impact on the company, acquisitions and divestitures, debt and our ability to obtain additional financing or make payments, regulatory developments, demand for and pricing of our products and other aspects of our business or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our most recent Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission. You may obtain these reports from the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Invesco Ltd.
Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Q2-16	Q1-16	% Change	Q2-15	% Change
Operating revenues:
Investment management fees	$946.7	$913.6	3.6%	$1,055.7	(10.3)%
Service and distribution fees	203.4	197.7	2.9%	219.6	(7.4)%
Performance fees	8.9	14.5	(38.6)%	6.7	32.8%
Other	30.4	22.9	32.8%	36.1	(15.8)%
Total operating revenues	1,189.4	1,148.7	3.5%	1,318.1	(9.8)%
Operating expenses:
Third-party distribution, service and advisory	348.4	347.2	0.3%	413.3	(15.7)%
Employee compensation	350.3	344.4	1.7%	347.2	0.9%
Marketing	28.3	24.9	13.7%	29.7	(4.7)%
Property, office and technology	82.3	79.9	3.0%	74.8	10.0%
General and administrative	78.6	77.9	0.9%	89.1	(11.8)%
Total operating expenses	887.9	874.3	1.6%	954.1	(6.9)%
Operating income	301.5	274.4	9.9%	364.0	(17.2)%
Other income/(expense):
Equity in earnings of unconsolidated affiliates	4.6	(12.2)	N/A	12.0	(61.7)%
Interest and dividend income	2.5	3.6	(30.6)%	2.6	(3.8)%
Interest expense	(22.1)	(23.9)	(7.5)%	(19.6)	12.8%
Other gains and losses, net	(4.2)	(4.7)	(10.6)%	(8.8)	(52.3)%
Other income/(expense) of CIP, net	37.9	(7.5)	N/A	(1.9)	N/A
Other income/(expense) of CSIP, net	—	—	N/A	5.1	N/A
Income before income taxes	320.2	229.7	39.4%	353.4	(9.4)%
Income tax provision	(83.7)	(71.9)	16.4%	(109.4)	(23.5)%
Net income	236.5	157.8	49.9%	244.0	(3.1)%
Net (income)/loss attributable to noncontrolling interests in consolidated entities	(11.0)	3.2	N/A	13.3	N/A
Net income attributable to Invesco Ltd.	$225.5	$161.0	40.1%	$257.3	(12.4)%
Earnings per share:
---basic	$0.54	$0.38	42.1%	$0.60	(10.0)%
---diluted	$0.54	$0.38	42.1%	$0.60	(10.0)%

Average shares outstanding:
---basic	418.9	418.7	0.0%	431.9	(3.0)%
---diluted	419.1	418.9	0.0%	432.2	(3.0)%

Invesco Ltd.
Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Six months ended June 30,
	2016	2015	% Change
Operating revenues:
Investment management fees	$1,860.3	$2,057.1	(9.6)%
Service and distribution fees	401.1	433.0	(7.4)%
Performance fees	23.4	53.5	(56.3)%
Other	53.3	66.1	(19.4)%
Total operating revenues	2,338.1	2,609.7	(10.4)%
Operating expenses:
Third-party distribution, service and advisory	695.6	812.4	(14.4)%
Employee compensation	694.7	708.1	(1.9)%
Marketing	53.2	56.4	(5.7)%
Property, office and technology	162.2	151.7	6.9%
General and administrative	156.5	179.0	(12.6)%
Total operating expenses	1,762.2	1,907.6	(7.6)%
Operating income	575.9	702.1	(18.0)%
Other income/(expense):
Equity in earnings of unconsolidated affiliates	(7.6)	23.8	N/A
Interest and dividend income	6.1	5.1	19.6%
Interest expense	(46.0)	(38.3)	20.1%
Other gains and losses, net	(8.9)	(6.1)	45.9%
Other income/(expense) of CIP, net	30.4	37.6	(19.1)%
Other income/(expense) of CSIP, net	—	14.5	N/A
Income before income taxes	549.9	738.7	(25.6)%
Income tax provision	(155.6)	(210.7)	(26.2)%
Net income	394.3	528.0	(25.3)%
Net (income)/loss attributable to noncontrolling interests in consolidated entities	(7.8)	(11.1)	(29.7)%
Net income attributable to Invesco Ltd.	$386.5	$516.9	(25.2)%
Earnings per share:
---basic	$0.92	$1.20	(23.3)%
---diluted	$0.92	$1.20	(23.3)%

Average shares outstanding:
---basic	418.8	432.0	(3.1)%
---diluted	419.1	432.3	(3.1)%

Invesco Ltd.
Non-GAAP Information and Reconciliations

We are presenting the following non-GAAP performance measures: net revenues (and by calculation, net revenue yield on AUM), adjusted operating income, adjusted operating margin, adjusted net income attributable to Invesco Ltd., and adjusted diluted EPS. We believe these non-GAAP measures provide greater transparency into our business on an ongoing operations basis and allow more appropriate comparisons with industry peers. Management uses these performance measures to evaluate the business and for internal management reporting. The most directly comparable U.S. GAAP measures are operating revenues (and by calculation, gross revenue yield on AUM), operating income, operating margin, net income attributable to Invesco Ltd., and diluted EPS. Non-GAAP measures should not be considered as substitutes for any measures derived in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

The following are reconciliations between the presented non-GAAP measures and the most directly comparable U.S. GAAP measures. These measures are described more fully in the company's Forms 10-K and 10-Q. Refer to these public filings for additional information about the company' non-GAAP performance measures. In addition, a reconciliation of adjusted operating expenses is provided below, together with reconciliations of the U.S. GAAP operating expense lines to provide further analysis of the non-GAAP adjustments.

Reconciliation of Operating revenues to Net revenues:

in millions	Q2-16	Q1-16	Q2-15
Operating revenues, U.S. GAAP basis	1,189.4	1,148.7	1,318.1
Proportional share of revenues, net of third-party distribution, service and advisory expenses, from joint venture investments	10.5	11.1	21.4
Third party distribution, service and advisory expenses	(348.4)	(347.2)	(413.3)
CIP	5.1	5.5	10.4
Net revenues	856.6	818.1	936.6

Reconciliation of Operating income to Adjusted operating income:

in millions	Q2-16	Q1-16	Q2-15
Operating income, U.S. GAAP basis	301.5	274.4	364.0
Proportional share of net operating income from joint venture investments	4.2	3.3	12.1
CIP	13.0	7.3	11.9
Business combinations	4.5	9.5	2.6
Compensation expense related to market valuation changes in deferred compensation plans	1.8	(0.2)	1.3
Business optimization expenses	10.3	6.8	(6.4)
Regulatory-related (credits)/charges	(4.9)	6.0	—
Fund reimbursement expense	—	—	4.7
Adjusted operating income	330.4	307.1	390.2

Operating margin (1)	25.3%	23.9%	27.6%
Adjusted operating margin (2)	38.6%	37.5%	41.7%

Reconciliation of Net income attributable to Invesco Ltd. to Adjusted net income attributable to Invesco Ltd.

in millions	Q2-16	Q1-16	Q2-15
Net income attributable to Invesco Ltd., U.S. GAAP basis	225.5	161.0	257.3
CIP, eliminated upon consolidation	(8.0)	8.4	(0.4)
Business combinations:
Changes in the fair value of contingent consideration	15.1	(3.5)	—
Other-than-temporary impairment	—	17.8	—
Other business combination-related adjustments	4.5	9.5	2.6
Deferred compensation plan market valuation changes and dividend income less compensation expense	(2.0)	1.4	4.5
Business optimization expenses	10.3	6.8	(6.4)
Regulatory-related (credits)/charges	(4.9)	6.0	—
Foreign exchange hedge	(8.4)	(1.4)	6.2
Fund reimbursement expense	—	—	4.7
Taxation:
Taxation on business combinations	(1.7)	3.5	4.8
Taxation on deferred compensation plan market valuation changes and dividend income less compensation expense	0.7	(0.3)	(1.4)
Taxation on business optimization charges	(3.2)	(2.3)	1.3
Taxation on regulatory-related (credits)/charges	1.9	(2.3)	—
Taxation on foreign exchange hedge	3.2	0.2	—
Taxation on fund reimbursement expense	—	—	(1.8)
Adjusted net income attributable to Invesco Ltd. (4)	233.0	204.8	271.4

Average shares outstanding - diluted	419.1	418.9	432.2
Diluted EPS	$0.54	$0.38	$0.60
Adjusted diluted EPS (3)	$0.56	$0.49	$0.63
____________
(1)    Operating margin is equal to operating income divided by operating revenues.
(2)    Adjusted operating margin is equal to adjusted operating income divided by net revenues.
(3) Adjusted diluted EPS is equal to adjusted net income attributable to Invesco Ltd. divided by the weighted average number of common and restricted shares outstanding. There is no difference between the calculated earnings per share amounts presented above and the calculated earnings per share amounts under the two class method.
(4) The effective tax rate on adjusted net income attributable to Invesco Ltd. is 26.5% (first quarter 2016: 26.5%; second quarter 2015: 28.7%).

Reconciliation of Operating expenses to Adjusted operating expenses:

in millions	Q2-16	Q1-16	Q2-15
Operating expenses, U.S. GAAP basis	887.9	874.3	954.1
Proportional share of revenues, net of third-party distribution expenses, from joint venture investments	6.3	7.8	9.3
Third party distribution, service and advisory expenses	(348.4)	(347.2)	(413.3)
CIP	(7.9)	(1.8)	(1.5)
Business combinations	(4.5)	(9.5)	(2.6)
Compensation expense related to market valuation changes in deferred compensation plans	(1.8)	0.2	(1.3)
Business optimization	(10.3)	(6.8)	6.4
Regulatory-related credits/(charges)	4.9	(6.0)	—
Fund reimbursement settlement costs	—	—	(4.7)
Adjusted operating expenses	526.2	511.0	546.4

Employee compensation, U.S. GAAP basis	350.3	344.4	347.2
Proportional consolidation of joint ventures	4.1	5.1	5.5
Business combinations	(0.3)	(5.4)	—
Market appreciation/depreciation of deferred compensation awards	(1.8)	0.2	(1.3)
Business optimization	(4.4)	(4.0)	—
Adjusted employee compensation	347.9	340.3	351.4

Marketing, U.S. GAAP basis	28.3	24.9	29.7
Proportional consolidation of joint ventures	0.7	0.5	1.0
Adjusted marketing	29.0	25.4	30.7

Property, office and technology, U.S. GAAP basis	82.3	79.9	74.8
Proportional consolidation of joint ventures	0.9	0.9	1.0
Business optimization	(0.4)	0.3	6.4
Adjusted property, office and technology	82.8	81.1	82.2

General and administrative, U.S. GAAP basis	78.6	77.9	89.1
Proportional consolidation of joint ventures	0.6	1.3	1.8
Business combinations	(4.2)	(4.1)	(2.6)
CIP	(7.9)	(1.8)	(1.5)
Business optimization	(5.5)	(3.1)	—
Regulatory-related credits/(charges)	4.9	(6.0)	—
Fund reimbursement settlement costs	—	—	(4.7)
Adjusted general and administrative	66.5	64.2	82.1

Invesco Ltd.
Quarterly Assets Under Management

(in billions)	Q2-16		Q1-16		% Change	Q2-15
Beginning Assets	$771.5		$775.6		(0.5)%	$798.3
Long-term inflows	45.8		42.8		7.0%	52.1
Long-term outflows	(41.3)		(44.1)		(6.3)%	(46.2)
Long-term net flows	4.5		(1.3)		N/A	5.9
Net flows in Invesco PowerShares QQQ fund	(3.8)		(2.6)		46.2%	(0.3)
Net flows in institutional money market funds	2.0		3.8		(47.4)%	(2.6)
Total net flows	2.7		(0.1)		N/A	3.0
Market gains and losses/reinvestment	10.7		(3.0)		N/A	(6.2)
Acquisitions/dispositions, net	2.4		(3.6)		N/A	—
Foreign currency translation	(7.7)		2.6		N/A	8.5
Ending Assets	$779.6		$771.5		1.0%	$803.6

Average long-term AUM	$681.8		$649.2		5.0%	$706.1
Average AUM	$784.5		$747.5		4.9%	$810.9

Gross revenue yield on AUM(a)	61.3	bps	62.1	bps		65.6	bps
Gross revenue yield on AUM before performance fees(a)	60.9	bps	61.3	bps		65.2	bps
Net revenue yield on AUM(b)	43.7	bps	43.8	bps		46.2	bps
Net revenue yield on AUM before performance fees(b)	43.2	bps	42.9	bps		45.6	bps

(in billions)	Total AUM	Active(e)	Passive(e)
March 31, 2016	$771.5	$640.4	$131.1
Long-term inflows	45.8	33.5	12.3
Long-term outflows	(41.3)	(33.5)	(7.8)
Long-term net flows	4.5	—	4.5
Net flows in Invesco PowerShares QQQ fund	(3.8)	—	(3.8)
Net flows in institutional money market funds	2.0	1.9	0.1
Total net flows	2.7	1.9	0.8
Market gains and losses/reinvestment	10.7	9.2	1.5
Acquisitions/dispositions, net	2.4	2.4	—
Foreign currency translation	(7.7)	(7.8)	0.1
June 30, 2016	$779.6	$646.1	$133.5

Average AUM	$784.5	$652.8	$131.7
Gross revenue yield on AUM(a)	61.3bps	70.9bps	14.6bps
Net revenue yield on AUM(b)	43.7bps	49.5bps	14.6bps

By channel: (in billions)	Total	Retail	Institutional
March 31, 2016	$771.5	$507.7	$263.8
Long-term inflows	45.8	34.8	11.0
Long-term outflows	(41.3)	(35.3)	(6.0)
Long-term net flows	4.5	(0.5)	5.0
Net flows in Invesco PowerShares QQQ fund	(3.8)	(3.8)	—
Net flows in institutional money market funds	2.0	—	2.0
Total net flows	2.7	(4.3)	7.0
Market gains and losses/reinvestment	10.7	7.8	2.9
Acquisitions/dispositions, net	2.4	0.4	2.0
Foreign currency translation	(7.7)	(7.3)	(0.4)
June 30, 2016	$779.6	$504.3	$275.3

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management (continued)

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (d)	Alternatives(c)
March 31, 2016	$771.5	$359.5	$187.1	$46.8	$68.6	$109.5
Long-term inflows	45.8	20.5	12.0	3.2	1.0	9.1
Long-term outflows	(41.3)	(27.0)	(6.4)	(3.0)	(0.8)	(4.1)
Long-term net flows	4.5	(6.5)	5.6	0.2	0.2	5.0
Net flows in Invesco PowerShares QQQ fund	(3.8)	(3.8)	—	—	—	—
Net flows in institutional money market funds	2.0	—	—	—	2.0	—
Total net flows	2.7	(10.3)	5.6	0.2	2.2	5.0
Market gains and losses/reinvestment	10.7	3.5	3.4	1.6	—	2.2
Acquisitions/dispositions, net	2.4	0.4	1.6	—	0.4	—
Foreign currency translation	(7.7)	(4.3)	(1.4)	(1.2)	(0.1)	(0.7)
June 30, 2016	$779.6	$348.8	$196.3	$47.4	$71.1	$116.0

Average AUM	$784.5	$357.0	$193.7	$47.7	$72.8	$113.3

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
March 31, 2016	$771.5	$507.5	$22.9	$99.2	$74.9	$67.0
Long-term inflows	45.8	27.7	0.8	3.2	6.1	8.0
Long-term outflows	(41.3)	(25.6)	(1.0)	(3.8)	(7.0)	(3.9)
Long-term net flows	4.5	2.1	(0.2)	(0.6)	(0.9)	4.1
Net flows in Invesco PowerShares QQQ fund	(3.8)	(3.8)	—	—	—	—
Net flows in institutional money market funds	2.0	(1.1)	0.4	—	—	2.7
Total net flows	2.7	(2.8)	0.2	(0.6)	(0.9)	6.8
Market gains and losses/reinvestment	10.7	7.9	0.1	1.7	0.3	0.7
Acquisitions/dispositions, net	2.4	—	—	—	—	2.4
Foreign currency translation	(7.7)	(0.1)	(0.1)	(6.5)	(1.5)	0.5
June 30, 2016	$779.6	$512.5	$23.1	$93.8	$72.8	$77.4

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management

(in billions)	June 30, 2016		June 30, 2015		% Change
Beginning Assets	$775.6		$792.4		(2.1)%
Long-term inflows	88.6		102.6		(13.6)%
Long-term outflows	(85.4)		(86.4)		(1.2)%
Long-term net flows	3.2		16.2		(80.2)%
Net flows in Invesco PowerShares QQQ fund	(6.4)		(2.9)		120.7%
Net flows in institutional money market funds	5.8		(8.6)		N/A
Total net flows	2.6		4.7		(44.7)%
Market gains and losses/reinvestment	7.7		12.0		(35.8)%
Acquisitions/dispositions, net	(1.2)		(0.7)		71.4%
Foreign currency translation	(5.1)		(4.8)		6.3%
Ending Assets	$779.6		$803.6		(3.0)%

Average long-term AUM	$665.5		$695.5		(4.3)%
Average AUM	$766.0		$803.2		(4.6)%

Gross revenue yield on AUM(a)	61.7	bps	65.5	bps
Gross revenue yield on AUM before performance fees(a)	61.1	bps	64.1	bps
Net revenue yield on AUM(b)	43.7	bps	46.2	bps
Net revenue yield on AUM before performance fees(b)	43.1	bps	44.6	bps

(in billions)	Total AUM	Active(e)	Passive(e)
December 31, 2015	$775.6	$636.5	$139.1
Long-term inflows	88.6	66.4	22.2
Long-term outflows	(85.4)	(65.9)	(19.5)
Long-term net flows	3.2	0.5	2.7
Net flows in Invesco PowerShares QQQ fund	(6.4)	—	(6.4)
Net flows in institutional money market funds	5.8	6.0	(0.2)
Total net flows	2.6	6.5	(3.9)
Market gains and losses/reinvestment	7.7	6.4	1.3
Acquisitions/dispositions, net	(1.2)	2.0	(3.2)
Foreign currency translation	(5.1)	(5.3)	0.2
June 30, 2016	$779.6	$646.1	$133.5

Average AUM	$766.0	$636.7	$129.3
Gross revenue yield on AUM(a)	61.7bps	71.5bps	14.2bps
Net revenue yield on AUM(b)	43.7bps	49.7bps	14.2bps

By channel: (in billions)	Total	Retail	Institutional
December 31, 2015	$775.6	$514.8	$260.8
Long-term inflows	88.6	67.9	20.7
Long-term outflows	(85.4)	(71.1)	(14.3)
Long-term net flows	3.2	(3.2)	6.4
Net flows in Invesco PowerShares QQQ fund	(6.4)	(6.4)	—
Net flows in institutional money market funds	5.8	—	5.8
Total net flows	2.6	(9.6)	12.2
Market gains and losses/reinvestment	7.7	4.7	3.0
Acquisitions/dispositions, net	(1.2)	0.4	(1.6)
Foreign currency translation	(5.1)	(6.0)	0.9
June 30, 2016	$779.6	$504.3	$275.3

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management (continued)

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (d)	Alternatives(c)
December 31, 2015	$775.6	$370.9	$187.9	$48.1	$64.6	$104.1
Long-term inflows	88.6	40.9	21.7	5.2	2.0	18.8
Long-term outflows	(85.4)	(51.6)	(16.5)	(6.6)	(1.8)	(8.9)
Long-term net flows	3.2	(10.7)	5.2	(1.4)	0.2	9.9
Net flows in Invesco PowerShares QQQ fund	(6.4)	(6.4)	—	—	—	—
Net flows in institutional money market funds	5.8	—	—	—	5.8	—
Total net flows	2.6	(17.1)	5.2	(1.4)	6.0	9.9
Market gains and losses/reinvestment	7.7	(2.0)	5.4	1.0	0.2	3.1
Acquisitions/dispositions, net	(1.2)	0.4	(1.1)	—	0.4	(0.9)
Foreign currency translation	(5.1)	(3.4)	(1.1)	(0.3)	(0.1)	(0.2)
June 30, 2016	$779.6	$348.8	$196.3	$47.4	$71.1	$116.0

Average AUM	$766.0	$350.7	$189.5	$46.7	$70.0	$109.1

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
December 31, 2015	$775.6	$510.7	$21.7	$104.2	$75.4	$63.6
Long-term inflows	88.6	52.1	1.8	7.4	12.7	14.6
Long-term outflows	(85.4)	(52.3)	(2.2)	(8.8)	(15.2)	(6.9)
Long-term net flows	3.2	(0.2)	(0.4)	(1.4)	(2.5)	7.7
Net flows in Invesco PowerShares QQQ fund	(6.4)	(6.4)	—	—	—	—
Net flows in institutional money market funds	5.8	3.9	0.4	(0.8)	—	2.3
Total net flows	2.6	(2.7)	—	(2.2)	(2.5)	10.0
Market gains and losses/reinvestment	7.7	8.2	(0.1)	0.7	(1.0)	(0.1)
Acquisitions/dispositions, net	(1.2)	(3.6)	—	—	—	2.4
Foreign currency translation	(5.1)	(0.1)	1.5	(8.9)	0.9	1.5
June 30, 2016	$779.6	$512.5	$23.1	$93.8	$72.8	$77.4

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management - Passive(e)

(in billions)	Q2-16		Q1-16		% Change	Q2-15
Beginning Assets	$131.1		$139.1		(5.8)%	$143.0
Long-term inflows	12.3		9.9		24.2%	9.0
Long-term outflows	(7.8)		(11.7)		(33.3)%	(8.5)
Long-term net flows	4.5		(1.8)		N/A	0.5
Net flows in Invesco PowerShares QQQ fund	(3.8)		(2.6)		46.2%	(0.3)
Net flows in institutional money market funds	0.1		(0.3)		N/A	—
Total net flows	0.8		(4.7)		N/A	0.2
Market gains and losses/reinvestment	1.5		(0.2)		N/A	(1.6)
Acquisitions/dispositions, net	—		(3.2)		N/A	—
Foreign currency translation	0.1		0.1		—%	—
Ending Assets	$133.5		$131.1		1.8%	$141.6

Average long-term AUM	$95.1		$89.4		6.4%	$104.9
Average AUM	$131.7		$126.9		3.8%	$144.2

Gross revenue yield on AUM(a)	14.6	bps	13.8	bps		15.3	bps
Gross revenue yield on AUM before performance fees(a)	14.6	bps	13.8	bps		15.3	bps
Net revenue yield on AUM(b)	14.6	bps	13.8	bps		15.3	bps
Net revenue yield on AUM before performance fees(b)	14.6	bps	13.8	bps		15.3	bps

By channel: (in billions)	Total	Retail	Institutional
March 31, 2016	$131.1	$115.7	$15.4
Long-term inflows	12.3	11.3	1.0
Long-term outflows	(7.8)	(7.7)	(0.1)
Long-term net flows	4.5	3.6	0.9
Net flows in Invesco PowerShares QQQ fund	(3.8)	(3.8)	—
Net flows in institutional money market funds	0.1	—	0.1
Total net flows	0.8	(0.2)	1.0
Market gains and losses/reinvestment	1.5	1.5	—
Acquisitions/dispositions, net	—	—	—
Foreign currency translation	0.1	—	0.1
June 30, 2016	$133.5	$117.0	$16.5

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alternatives(c)
March 31, 2016	$131.1	$87.1	$35.6	$—	$0.1	$8.3
Long-term inflows	12.3	7.7	3.5	—	—	1.1
Long-term outflows	(7.8)	(6.5)	(0.7)	—	—	(0.6)
Long-term net flows	4.5	1.2	2.8	—	—	0.5
Net flows in Invesco PowerShares QQQ fund	(3.8)	(3.8)	—	—	—	—
Net flows in institutional money market funds	0.1	—	—	—	0.1	—
Total net flows	0.8	(2.6)	2.8	—	0.1	0.5
Market gains and losses/reinvestment	1.5	0.4	0.5	—	—	0.6
Acquisitions/dispositions, net	—	—	—	—	—	—
Foreign currency translation	0.1	—	—	—	—	0.1
June 30, 2016	$133.5	$84.9	$38.9	$—	$0.2	$9.5

Average AUM	$131.7	$85.4	$37.4	$—	$0.1	$8.8

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management - Passive(e) (continued)

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
March 31, 2016	$131.1	$126.7	$0.4	$—	$1.8	$2.2
Long-term inflows	12.3	12.1	0.1	—	0.1	—
Long-term outflows	(7.8)	(7.6)	—	—	(0.2)	—
Long-term net flows	4.5	4.5	0.1	—	(0.1)	—
Net flows in Invesco PowerShares QQQ fund	(3.8)	(3.8)	—	—	—	—
Net flows in institutional money market funds	0.1	—	—	—	—	0.1
Total net flows	0.8	0.7	0.1	—	(0.1)	0.1
Market gains and losses/reinvestment	1.5	1.5	—	—	—	—
Acquisitions/dispositions, net	—	—	—	—	—	—
Foreign currency translation	0.1	—	—	—	—	0.1
June 30, 2016	$133.5	$128.9	$0.5	$—	$1.7	$2.4

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-date Assets Under Management - Passive(e)

(in billions)	June 30, 2016		June 30, 2015		% Change
Beginning Assets	$139.1		$141.4		(1.6)%
Long-term inflows	22.2		18.9		17.5%
Long-term outflows	(19.5)		(14.9)		30.9%
Long-term net flows	2.7		4.0		(32.5)%
Net flows in Invesco PowerShares QQQ fund	(6.4)		(2.9)		120.7%
Net flows in institutional money market funds	(0.2)		—		N/A
Total net flows	(3.9)		1.1		N/A
Market gains and losses/reinvestment	1.3		(0.2)		N/A
Acquisitions/dispositions, net	(3.2)		(0.7)		357.1%
Foreign currency translation	0.2		—		N/A
Ending Assets	$133.5		$141.6		(5.7)%

Average long-term AUM	$92.2		$104.1		(11.4)%
Average AUM	$129.3		$143.5		(9.9)%

Gross revenue yield on AUM(a)	14.2	bps	14.3	bps
Gross revenue yield on AUM before performance fees(a)	14.2	bps	14.3	bps
Net revenue yield on AUM(b)	14.2	bps	14.3	bps
Net revenue yield on AUM before performance fees(b)	14.2	bps	14.3	bps

By channel: (in billions)	Total	Retail	Institutional
December 31, 2015	$139.1	$118.7	$20.4
Long-term inflows	22.2	21.2	1.0
Long-term outflows	(19.5)	(17.9)	(1.6)
Long-term net flows	2.7	3.3	(0.6)
Net flows in Invesco PowerShares QQQ fund	(6.4)	(6.4)	—
Net flows in institutional money market funds	(0.2)	—	(0.2)
Total net flows	(3.9)	(3.1)	(0.8)
Market gains and losses/reinvestment	1.3	1.4	(0.1)
Acquisitions/dispositions, net	(3.2)	—	(3.2)
Foreign currency translation	0.2	—	0.2
June 30, 2016	$133.5	$117.0	$16.5

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alternatives(c)
December 31, 2015	$139.1	91.0	38.6	—	0.4	$9.1
Long-term inflows	22.2	14.8	5.6	—	—	1.8
Long-term outflows	(19.5)	(14.8)	(3.3)	—	—	(1.4)
Long-term net flows	2.7	—	2.3	—	—	0.4
Net flows in Invesco PowerShares QQQ fund	(6.4)	(6.4)	—	—	—	—
Net flows in institutional money market funds	(0.2)	—	—	—	(0.2)	—
Total net flows	(3.9)	(6.4)	2.3	—	(0.2)	0.4
Market gains and losses/reinvestment	1.3	0.3	0.7	—	—	0.3
Acquisitions/dispositions, net	(3.2)	—	(2.7)	—	—	(0.5)
Foreign currency translation	0.2	—	—	—	—	0.2
June 30, 2016	$133.5	$84.9	$38.9	$—	$0.2	$9.5

Average AUM	$129.3	$84.1	$36.4	$—	$0.2	$8.6

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-date Assets Under Management - Passive(e) (continued)

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
December 31, 2015	$139.1	134.4	0.4	—	1.9	2.4
Long-term inflows	22.2	21.8	0.2	—	0.2	—
Long-term outflows	(19.5)	(19.0)	(0.1)	—	(0.4)	—
Long-term net flows	2.7	2.8	0.1	—	(0.2)	—
Net flows in Invesco PowerShares QQQ fund	(6.4)	(6.4)	—	—	—	—
Net flows in institutional money market funds	(0.2)	—	—	—	—	(0.2)
Total net flows	(3.9)	(3.6)	0.1	—	(0.2)	(0.2)
Market gains and losses/reinvestment	1.3	1.3	—	—	—	—
Acquisitions/dispositions, net	(3.2)	(3.2)	—	—	—	—
Foreign currency translation	0.2	—	—	—	—	0.2
June 30, 2016	$133.5	$128.9	$0.5	$—	$1.7	$2.4

See the footnotes immediately following these tables.

Invesco Ltd.
Footnotes to the Assets Under Management Tables

(a)    Gross revenue yield on AUM is equal to annualized total operating revenues divided by average AUM, excluding China joint venture (JV) AUM. For quarterly AUM, our share of the average AUM in the second quarter for our JVs in China was $8.6 billion (first quarter 2016: $7.6 billion; second quarter 2015: $6.9 billion). For year to date, our share of the average AUM for our JVs in China in the six months ended June 30, 2016 was $8.1 billion (six months ended June 30, 2015: $6.0 billion). It is appropriate to exclude the average AUM of our China JVs for purposes of computing gross revenue yield on AUM, because the revenues resulting from these AUM are not presented in our operating revenues. Under U.S. GAAP, our share of the net income of the JVs is recorded as equity in earnings of unconsolidated affiliates on our Condensed Consolidated Statements of Income. Gross revenue yield, the most comparable U.S. GAAP-based measure to net revenue yield, is not considered a meaningful effective fee rate measure. The numerator of the gross revenue yield measure, operating revenues, excludes the management fees earned from CIP; however, the denominator of the measure includes the AUM of these investment products. Therefore, the gross revenue yield measure is not considered representative of the company's true effective fee rate from AUM.
(b)    Net revenue yield on AUM is equal to annualized net revenues divided by average AUM. See the reconciliations of U.S. GAAP to Non-GAAP Information on pages 8 and 9 of this release for a reconciliation of operating revenues to net revenues.
(c)    The alternatives asset class includes absolute return, commodities, currencies, financial structures, global macro, long/short equity, managed futures, multi-alternatives, private capital - direct, private capital - fund of funds, private direct real estate, public real estate securities, senior secured loans and custom solutions.
(d)    Ending AUM as of June 30, 2016 includes $63.1 billion in institutional money market AUM and $34.8 billion in PowerShares QQQ AUM. Ending retail money market AUM as of June 30, 2016, included in long-term AUM, were $8.0 billion.
(e)    Passive AUM includes ETFs, UITs, non-fee earning leverage and other passive mandates. Active AUM are total AUM less Passive AUM.

Invesco Ltd.
Investment Capabilities Performance Overview

		Benchmark Comparison			Peer Group Comparison
		% of AUM Ahead of Benchmark			% of AUM In Top Half of Peer Group
Equities		1yr	3yr	5yr	1yr	3yr	5yr
	U.S. Core	3%	0%	0%	4%	6%	17%
	U.S. Growth	28%	28%	28%	37%	95%	36%
	U.S. Value	30%	34%	35%	33%	33%	33%
	Sector	1%	3%	3%	6%	5%	16%
	U.K.	65%	100%	100%	92%	93%	100%
	Canadian	29%	21%	48%	21%	21%	46%
	Asian	93%	90%	89%	77%	78%	78%
	European	51%	77%	100%	54%	79%	74%
	Global	39%	53%	66%	48%	67%	80%
	Global Ex U.S. and Emerging Markets	86%	98%	98%	99%	99%	98%
Fixed Income
	Money Market	96%	68%	68%	97%	98%	98%
	U.S. Fixed Income	62%	95%	96%	93%	90%	98%
	Global Fixed Income	23%	43%	54%	18%	16%	65%
	Stable Value	100%	100%	100%	100%	100%	100%
Other
	Alternatives	56%	28%	52%	62%	11%	26%
	Balanced	56%	54%	59%	40%	95%	100%

Note:
AUM measured in the one-, three-, and five-year peer group rankings represents 59%, 58%, and 57% of total Invesco AUM, respectively, and AUM measured versus benchmark on a one-, three-, and five-year basis represents 74%, 70%, and 68% of total Invesco AUM, respectively, as of 6/30/2016. Peer group rankings are sourced from a widely-used third party ranking agency in each fund's market (Lipper, Morningstar, IA, Russell, Mercer, eVestment Alliance, SITCA, Value Research) and are asset-weighted in USD. Rankings are as of prior quarter-end for most institutional products and preceding month-end for Australian retail funds due to their late release by third parties. Rankings for the most representative fund in each GIPS composite are applied to all products within each GIPS composite. Performance assumes the reinvestment of dividends. Excludes passive products, closed-end funds, private equity limited partnerships, non-discretionary funds, unit investment trusts, fund of funds with component funds managed by Invesco, stable value building block funds, and CDOs. Certain funds and products were excluded from the analysis because of limited benchmark or peer group data. Had these been available, results may have been different. These results are preliminary and subject to revision. Performance assumes the reinvestment of dividends. Past performance is not indicative of future results and may not reflect an investor's experience.